Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2026 with respect to the financial statements of Avalanche Treasury Corporation included in the Registration Statement on Form S-1 of Avalanche Treasury Corporation as of December 31, 2025 and for the period from September 22, 2025 (inception) through December 31, 2025.

/s/ CBIZ CPAs P.C.

New York, New York

September 25, 2026